Exhibit 10.1

Extension of Agreement to Organize

and

Operate A Joint Venture

Pursuant to ARTICLE X, TERMINATION, the Parties hereto to that certain Agreement to Organize and Operate a Joint Venture dated June 14, 2018 (“Agreement”), as amended on June 29, 2018, hereby agree to extend the Closing Date of the Agreement up to and including Friday, August 17, 2018.

All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of July 16, 2018.

Digital Power Lending, LLC

By:_/s/ William Corbett____________
William Corbett, Manager

QPAGOS

By:_/s/ Gaston Pereira______________
Gaston Pereira, Chief Executive Officer

Innovative Payment Systems, Inc.

By:_/s/ Greg Rovner_______________
Greg Rovner